Exhibit (d)(8)

CONTRATO DE MANDATO SIN REPRESENTACIÓN QUE CELEBRAN DE UNA PARTE LOS SEÑORES RICARDO GUILLERMO AMTMANN, JAVIER MOLINAR HORCASITAS, ENRIQUE CASTILLO SÁNCHEZ MEJORADA Y HENRY DAVIS SIGNORET, POR SU PROPIO DERECHO, A QUIEN EN LO SUCESIVO SE LES DENOMINARÁ CONJUNTAMENTE COMO “EL MANDANTE”, Y DE OTRA PARTE VENTURA CAPITAL PRIVADO, S.A. DE C.V., REPRESENTADA EN ESTE ACTO POR EL SEÑOR JAVIER MOLINAR HORCASITAS, A QUIEN EN LO SUCESIVO SE LE DENOMINARÁ COMO “EL MANDATARIO”, ACTO QUE TIENE LUGAR DE CONFORMIDAD CON LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS:

DECLARACIONES

I.- Declara “EL MANDANTE” que:

A).- Son personas físicas de nacionalidad mexicana y tener la capacidad necesaria para la celebración del presente contrato.

B).- Es su interés adquirir para sí o para las personas físicas o morales que designen (los “BENEFICIARIOS”) las acciones representativas del capital social de la Sociedad denominada Maxcom Telecomunicaciones, S.A.B. de C.V.

C).- Designan de manera conjunta al señor JAVIER MOLINAR HORCASITAS, como su representante común y único autorizado para girar instrucciones a “EL MANDATARIO” en términos del presente contrato (en lo sucesivo el “AGENTE”).

D).- Es su voluntad celebrar el presente contrato en los términos y condiciones que más adelante se precisan.

MANDATE WITHOUT REPRESENTATION AGREEMENT ENTERED INTO BY AND BETWEEN MR. RICARDO GUILLERMO AMTMANN, MR. JAVIER MOLINAR HORCASITAS, MR. ENRIQUE CASTILLO SÁNCHEZ MEJORADA AND MR. HENRY DAVIS SIGNORET, IN THEIR OWN RIGHT, WHO ARE HEREAFTER REFERRED TO COLLECTIVELY AS “THE  PRINCIPAL” AND BY VENTURA CAPITAL PRIVADO, S.A. DE C.V., REPRESENTED BY MR. JAVIER MOLINAR HORCASITAS, WHO HEREINAFTER IS IDENTIFIED AS “THE ATTORNEY- IN- FACT”, ACT THAT TAKES PLACE UNDER THE FOLLOWING STATEMENTS AND CLAUSES:

STATEMENTS

I. - “THE PRINCIPAL” declares that:

A). — They are Mexican citizens and have the necessary capacity to enter and be bound by this agreement.

B). — It is their interest to purchase for themselves or for individuals or entities that they designate (the “BENEFICIARIES”) the shares representing the capital stock of the Company called Maxcom Telecomunicaciones, S.A.B. de C.V.

C). —They appoint in a jointly Mr. JAVIER MOLINAR HORCASITAS, as their common representative and sole authority to issue instructions to “THE ATTORNEY- IN -FACT” in terms of this agreement (hereinafter the “AGENT”).

D). - Is their will to enter into this agreement under the terms and conditions set forth hereunder.

II.- Declara “EL MANDATARIO” a través de su representante que:

A).- Es una persona moral debidamente constituida y existente de conformidad con las leyes de los Estados Unidos Mexicanos.

B).- Su representante cuenta con las facultades suficientes para obligarlo en los términos del presente Contrato, mismas que no le han sido revocadas ni modificadas a la fecha del presente.

C).- Es su voluntad celebrar el presente contrato en los términos y condiciones que más adelante se precisan.

En virtud de las declaraciones anteriores, las partes otorgan las siguientes:

CLÁUSULAS

PRIMERA.- Por este acto “EL MANDANTE” otorga a “EL MANDATARIO” un MANDATO SIN REPRESENTACIÓN para que “EL MANDATARIO” realice en nombre propio pero por cuenta de “EL MANDANTE”,  los siguientes actos jurídicos objeto del presente contrato:

a.- Realice acercamientos y negociaciones tendientes a la adquisición de hasta la totalidad de las acciones representativas del capital social de Maxcom Telecomunicaciones, S.A.B. de C.V. (las “Acciones”),y celebre por cuenta de “EL MANDANTE” los acuerdos y contratos que sean necesarios a fin de llevar a cabo dicha adquisición, según le indique el AGENTE, en el entendido que la adquisición de las Acciones será llevada a cabo por “EL MANDANTE” a través de una oferta pública de adquisición en la que participará como oferente un vehículo de propósito especial, que será constituido por “EL MANDANTE” y por los Beneficiarios.

II. — The “ATTORNEY- IN- FACT” declares through this representative that:

A).- It is a corporation duly organized and existing under the laws of Mexico.

B).- Its representative has sufficient authority to bound the party it represents to the terms and conditions of this agreement, and that such authority has not been revoked or modified to the date of execution of the agreement.

C). It is his will to celebrate this agreement as set forth in the terms and conditions mentioned hereunder.

Under the past declarations, the parties grant the following:

CLAUSES

FIRST. - In this act “THE  PRINCIPAL” grants “THE ATTORNEY-IN-FACT” a  MANDATE WITHOUT REPRESENTATION for “THE ATTORNEY-IN-FACT” to carry out on behalf of the  “THE  PRINCIPAL” the following acts:

a.- Make approaches and negotiations to acquire up to all the shares representing the capital stock of Maxcom Telecomunicaciones, S.A.B. de CV (the “Shares”), and celebrate on behalf of “THE PRINCIPAL” the necessary agreements to carry out the acquisition, as directed by the AGENT, provided that the acquisition of the Shares will be carried out by “THE PRINCIPAL” through a public tender offer in which he will participate as the offerror as special purpose vehicle that will be constituted by the “THE PRINCIPAL” and BENEFICIARIES.

b.- Celebre (i) los acuerdos previos que se requieran a fin de obtener de los titulares de las Acciones, los compromisos necesarios para hacer efectiva su transmisión, una vez que tenga verificativo la oferta pública de adquisición correspondiente, y (ii) aquellos acuerdos con Maxcom Telecomunicaciones, S.A.B. de C.V., que deriven de los compromisos adquiridos por “EL MANDANTE” y los BENEFICIARIOS frente a dicha sociedad, una vez que “EL MANDANTE” y los BENEFICIARIOS hubieren adquirido las Acciones.

c.- Presente las solicitudes, notificaciones y realice las gestiones que resulten necesarias, ya sea directamente o a través de los vehículos que indique “EL MANDANTE, para obtener de las autoridades competentes las autorizaciones que se requieran a fin de que “EL MANDANTE” y los BENEFICIARIOS consumen la adquisición de las Acciones, incluyendo sin limitar a la Secretaría de Comunicaciones y Transportes, Comisión Nacional Bancaria y de Valores y la Comisión Federal de Competencia.

d.- Celebre los contratos y otorgue las garantías necesarias que deriven de los acuerdos para adquirir las Acciones referidos en el inciso a) anterior, incluyendo el depósito en numerario para garantizar las obligaciones que “EL MANDANTE” hubiere contraído frente a Maxcom Telecomunicaciones, S.A.B. de C.V. y/o sus accionistas.

SEGUNDA.- “EL MANDATARIO” no podrá delegar total o parcialmente el presente mandato, excepto en aquellos casos en los que el AGENTE se lo instruya por escrito.

TERCERA.- En lo no previsto en el presente contrato, “EL MANDATARIO” deberá consultar al AGENTE siempre y cuando lo permita la naturaleza del asunto de que se trate y si no es posible hacer dicha consulta, “EL

b.- Celebrate (i) the previous agreements that are required to obtain from the holders of the Shares, the necessary compromises to make effective transmission, once  the tender offer has the verificative of the correspondent acquisition, and (ii) those agreements with Maxcom Telecomunicaciones, S.A.B. de CV, that derive from the acquired commitments made by “THE PRINCIPAL” and BENEFICIARIES with said company, once “THE PRINCIPAL” and BENEFICIARIES have acquired the Shares.

c.- File the requests, notifications and do the efforts that may be necessary, either directly or through means that “THE PRINCIPAL” indicates, to obtain from the competent authorities the authorizations required to ensure that “THE PRINCIPAL” and BENEFICIARIES carry out the acquisition of the Shares, including but not limiting the Secretary of Communications and Transportation, the National Banking and Securities Commission and the Federal Competition Commission.

d.- Celebrate the contracts and grant the necessary guarantees that derive from the agreements to acquire the Shares referred in paragraph a) above, including cash deposit to guarantee the obligations that “THE PRINCIPAL” may have accrued towards Maxcom Telecomunicaciones, S.A.B. de C.V. and / or its shareholders.

SECOND. - “THE ATTORNEY-IN-FACT” may not delegate all or part of this mandate, except in those cases in which the AGENT has instructed to in writing.

THIRD. - In matters not covered by this agreement, “THE ATTORNEY-IN-FACT” shall consult with the AGENT provided that the nature of the matter in question permits it and if the aforementioned cannot be carried

MANDATARIO” podrá  facultado para obrar a su arbitrio y de forma prudente, como si el negocio de que se trate fuese propio.

CUARTA.- “EL MANDATARIO” informará de la ejecución del mandato cada mes a partir de la fecha de firma del presente contrato y rendirá cuentas del mismo cada 3 meses contados a partir de la fecha de firma del presente contrato.

Independientemente de lo reportes y avisos descritos en el párrafo anterior, “EL MANDATARIO” deberá informar respecto de la ejecución de las instrucciones que el AGENTE le haya dado previamente y por escrito para la realización de todo tipo de depósito, retiro, inversión.

La falta de cumplimiento de la presente obligación será causa de rescisión del presente contrato sin responsabilidad alguna para “EL MANDANTE”.

QUINTA.- ‘‘EL MANDATARIO” no estará obligado a ejecutar el mandato si “EL MANDANTE” no le proporciona, en los casos que sea necesario, las cantidades para llevar al cabo los actos que le fueron solicitados previamente.

SEXTA.- La duración del presente mandato es indefinida. No obstante lo anterior, cualquiera de las partes podrá dar por terminado el presente contrato sin responsabilidad alguna para ello, dando aviso por escrito a la otra parte con 3 días de anticipación a la fecha en que pretende que la terminación sea efectiva.

Para el caso de que cualquier parte de por terminado el presente contrato, “EL MANDATARIO” entregará dentro de los 15 días hábiles siguientes a la fecha del aviso de terminación correspondiente, todos y cada uno de los documentos que le fueron proporcionados con motivo del presente out, “THE ATTORNEY-IN-FACT” is empowered to act at his discretion wisely, as if the business in question was his own.

FOURTH. — “THE ATTORNEY-IN-FACT” will inform of the execution of the mandate each month and must report every 3 months as of the execution of this agreement.

Independently of the reports and notices described above, “THE ATTORNEY-IN-FACT” must inform with respect to the execution of the instructions that the AGENT had previously handed out in writing to carry out any deposit, withdrawal and investment.

Failure to comply with this obligation will result in the termination of this agreement with no responsibility for the “THE PRINCIPAL”

FIFTH. — “THE ATTORNEY-IN-FACT” is not required to execute the mandate if  “THE PRINCIPAL” does not provide, when necessary, the necessary amounts to carry out the acts that were previously requested.

SIXTH. - The duration of this mandate is indefinite. Notwithstanding the above, either party may terminate this agreement without any liability, by giving written notice to the other party at least 3 days prior to the intended date of termination.

In the event that either party terminates this agreement, “THE ATTORNEY-IN-FACT” will hand over within 15 working days that follow the corresponding date of the termination notice, each and every one of the documents that were provided as a result of this agreement, specially and in executing  accountability, he must transfer in favor of “THE PRINCIPAL” or “THE contrato, en especial y en ejecución de la rendición de cuentas, deberá transmitir a favor de “EL MANDANTE” o de los BENEFICIARIOS, sin restricción o impedimento alguno y de manera gratuita, todos y cada uno los derechos que haya adquirido en el cumplimiento de sus obligaciones y el objeto del presente contrato.

“EL MANDATARIO” llevará a cabo todos los actos que sean necesarios para lograr que la transmisión de los derechos que haya adquirido en términos del presente contrato, sea realizada a favor de “EL MANDANTE” y/o de los BENEFICIARIOS de manera lisa y llana, en las proporciones que correspondan conforme al Anexo “A”, o bien a la persona designada por el AGENTE.

SÉPTIMA.- “EL MANDANTE” indemnizará y sacará en paz y a salvo a “EL MANDATARIO” de los daños y perjuicios derivados del ejercicio del presente mandato.

“EL MANDATARIO” dará aviso, de inmediato y por escrito, a el AGENTE respecto de cualquier reclamación, procedimiento, juicio, demanda o denuncia que estuviere relacionada con el objeto del presente mandato y que en términos del mismo necesariamente deba estar enterado “EL MANDATARIO”.

OCTAVA.- Las partes señalan como sus domicilios convencionales los siguientes:

“EL MANDANTE”:

Sierra Vertientes 823 PH-B

Lomas de Chapultepec

México D.F. 1000

BENEFICIARIES”, without restriction or any impediment and in a free manner, each and every rights that were acquired in the performance of the obligations and purpose of this agreement.

“THE ATTORNEY-IN-FACT” will undertake all necessary actions to ensure that the transfer of rights acquired in terms of this agreement is exercised in favor of “THE PRINCIPAL” and/or the BENEFICIARIES without any restriction, in the corresponding proportions under Annex “A”, or to the person designated by the AGENT.

SEVENTH. — “THE PRINCIPAL” shall indemnify and hold harmless “THE ATTORNEY-IN-FACT” of the damages and losses resulting from the exercise of this mandate.

“THE ATTORNEY-IN-FACT” will give an immediate notice in writing, to the AGENT with respect to any claim, proceeding, suit or complaint linked to the purpose of this mandate and that in terms of this mandate  “THE ATTORNEY-IN-FACT” must necessarily be aware of.

EIGHT.-  The parties designate as their conventional domiciles  the following:

“THE PRINCIPAL”:

Sierra Vertientes 823 PH-B

Lomas de Chapultepec

México D.F. 1000

Whereas none of the parties notify in writing the other party a domicile change, all the notices, communications, or notifications that shall be made in terms of this agreement, shall take place in the domiciles mentioned herein.

En tanto ninguna de las partes notifique a la otra por escrito el cambio de su domicilio, todos los avisos, comunicados o notificaciones que deban realizarse en términos de este contrato, deberán efectuarse en los domicilios antes señalados.

NOVENA.- “EL MANDATARIO” no podrá ceder los derechos y obligaciones que le corresponden del mismo sin el consentimiento por escrito de “EL MANDANTE”.

“EL MANDANTE” no requerirá de autorización de “EL MANDATARIO” para der los derechos y obligaciones que le corresponden en términos del presente contrato.

DÉCIMA.- El presente contrato no podrá modificarse sin el consentimiento por escrito de ambas partes.

DÉCIMA PRIMERA.- Para la interpretación y cumplimiento del presente contrato, las partes se someten a las leyes y tribunales competentes del Distrito Federal, renunciando a cualquier otro fuero que por razón de sus domicilios presentes o futuros pudiera llegar a corresponderles.

NINTH.- “THE ATTORNEY IN-FACT” may not be able to assign his rights and obligations herein without the written consent from “THE PRINCIPAL”.

“THE PRINCIPAL” will not require authorization from “THE ATTORNEY IN-FACT” in order to assign his rights and obligations in terms of this agreement.

TENTH.-                This agreement cannot be modified without the written consent of both parties.

ELEVENTH.-         For the interpretation and compliance of this agreement, the parties submit to the laws and competent courts  of Mexico’s Federal District, waiving any other jurisdiction that by reason of their current or future domiciles they could be entitled to.

THAT THIS AGREEMENT WAS READ BY BOTH PARTIES, NOT EXISTING VITIATED CONSENT  AND AWARE OF ITS CONTENT, SCOPE AND LEGAL FORCE, THEY GRANT IT BY DUPLICATE IN MEXICO CITY ON JULY 13 2012.

LEÍDO QUE FUE EL PRESENTE CONTRATO POR AMBAS PARTES, NO HABIENDO EN EL VICIO ALGUNO DEL CONSENTIMIENTO Y ENTERADOS DE SU CONTENIDO, ALCANCE Y FUERZA LEGAL, LO OTORGAN POR DUPLICADO EN LA CIUDAD DE MÉXICO, DF, EL DÍA [*] DE JULIO DEL 2012.

“THE PRINCIPAL”
RICARDO GUILLERMO AMTMANN

“EL MANDANTE”

JAVIER MOLINAR HORCASITAS

RICARDO GUILLERMO AMTMANN

ENRIQUE CASTILLO SÁNCHEZ MEJORADA

JAVIER MOLINAR HORCASITAS

HENRY DAVIS SIGNORET
ENRIQUE CASTILLO SÁNCHEZ MEJORADA
THE AGENT

HENRY DAVIS SIGNORET	In acceptance of the conferred charge Javier Molinar Horcasitas

EL AGENTE
Witness

En aceptación del cargo conferido Javier Molinar Horcasitas

Testigo